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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)         AUGUST 30, 1999
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                             BIG ENTERTAINMENT, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




        FLORIDA                        0-22908                 65-0385686
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(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
 OF INCORPORATION)                                          IDENTIFICATION NO.)



2255 GLADES ROAD, SUITE 237 WEST, BOCA RATON, FLORIDA            33431
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (561) 998-8000
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26141.0006
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.    OTHER EVENTS.

GENERAL

On September 1, 1999, the Company announced that it has entered into a Stock Purchase Agreement, dated August 26, 1999 (the "Stock Purchase Agreement"), between the Company and CBS Corporation ("CBS") providing for the issuance by the Company to CBS of 6,672,031 shares of the Company's common stock for an aggregate purchase price of $105,303,030. $100,000,000 of the purchase price is payable by CBS in advertising, promotion and content over a seven-year term pursuant to an Advertising and Promotion Agreement (the "Promotion Agreement") and a Content License Agreement (the "Content Agreement"). The Promotion Agreement and the Content Agreement will be entered into by CBS and hollywood.com, Inc., the Company's wholly owned subsidiary that operates the Hollywood.com website, upon the closing of the transaction. The balance of the purchase price is payable in cash by CBS to the Company upon the closing of the transaction. The Company will also issue to CBS upon the closing of the transaction a Warrant (the "Warrant") to purchase an additional 1,178,892 shares of common stock for an aggregate exercise price of $10,937,002. Half of the warrant exercise price is payable in cash and half is payable in additional advertising and promotion under the Promotion Agreement during the 24-month period immediately following the exercise of the Warrant by CBS. Pursuant to the Stock Purchase Agreement, the Company and CBS will, upon the closing of the transaction, enter into an Investor's Rights Agreement, a Registration Rights Agreement and a Voting Agreement.

STOCK PURCHASE AGREEMENT

The Stock Purchase Agreement contains customary representations and warranties, covenants, closing conditions and indemnification provisions for a transaction of this nature. The Company agrees in the Stock Purchase Agreement to use its best efforts to conduct its business and operations in the ordinary course consistent with past practice until the closing of the CBS transaction. The Company specifically agrees, among other things, that until such closing it will not, without the consent of CBS (1) incur any indebtedness for borrowed money;
(2) sell, license or dispose of any of its material properties or assets except in the ordinary course of business; (3) acquire or agree to acquire any business or company (other than up to two acquisitions for an aggregate purchase price of $10 million); or (4) consummate any registered public offering of common stock to be sold for the account of the Company. During the period between the signing of the Stock Purchase Agreement and the closing of the transaction, CBS has a preemptive right to purchase a pro rata portion of shares of common stock or securities convertible into common stock issued by the Company. If CBS elects to exercise this right, it will purchase the shares for cash upon the closing of the transaction between CBS and the Company and otherwise on the same terms as the Company has agreed to issue the shares. This preemptive right does not apply to certain issuances of shares by the Company, including issuances to directors, officers,


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employees, contractors, advisors or consultants of the Company or its subsidiaries in the ordinary course of business.

WARRANT

Upon the closing of the transactions under the Stock Purchase Agreement, the Company will issue to CBS a Warrant to purchase 1,178,892 shares of common stock for an aggregate exercise price of $10,937,002. Half of the warrant exercise price is payable in cash at the closing and half is payable in additional advertising and promotion under the Promotion Agreement. The additional advertising and promotion will be furnished to the Company during the 24-month period immediately following the exercise of the Warrant by CBS. The Warrant may be exercised at any time prior to the earlier of (1) the second anniversary of the date of its issuance and (2) the consummation by the Company of its first underwritten, registered public offering of common stock following the date of issuance of the Warrant.

ADVERTISING AND PROMOTION AGREEMENT

Pursuant to the Promotion Agreement, CBS will provide to the Company an aggregate of $70 million in advertising and promotion of the Hollywood.com website over a seven-year term ($10 million per year). In addition, the Company has the right to allocate up to $30 million in value deliverable by CBS under the Content Agreement to additional advertising and promotion under the Promotion Agreement. CBS will conduct the advertising and promotion across its full range of media properties, including the CBS television network, CBS owned and operated television stations, CBS cable networks, Infinity Broadcasting Corporation's radio stations and outdoor billboards, CBS Internet sites and CBS syndicated television programs. CBS will deliver the advertising and promotion pursuant to a media plan jointly developed by CBS and the Company, which will provide broad-based exposure for the Hollywood.com website, including prominent placements in conjunction with appropriate entertainment-related events and programming. The value of all advertising and promotion furnished by CBS to the Company will be based on the average unit price paid to CBS by third parties for the particular media on which the advertising and promotion occurs. CBS has the right to terminate its obligation to deliver advertising and promotion under the Promotion Agreement upon the occurrence of specified defaults by the Company that are not cured within the time periods specified in the Promotion Agreement.

CONTENT LICENSE AGREEMENT

Pursuant to the Content Agreement, CBS will provide to the Company an aggregate of $30 million in value over a seven-year term to be allocated in the Company's discretion to the license of content, advertising sales or advertising and promotion. The Company will receive $4.3 in value during each of the first six years of the term and $4.2 in value during the last year of the term.

License of Content. CBS grants to the Company a non-exclusive license to use, distribute and otherwise make available on the Hollywood.com website certain text, graphics, photographs,

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video, audio and other information owned by CBS and related to the movie business or any particular motion picture. In addition, subject to compliance by the Company with certain obligations, it has the right to archive the CBS content on the Hollywood.com website after expiration of the term of the Content Agreement.

Advertising Sales. The Company has the right to require CBS to sell advertisements on the Hollywood.com website totaling gross advertising revenues of up to $1.5 million per year. In connection therewith, CBS agrees to include the Hollywood.com website in all advertising sales programs and presentations that are appropriate for the sale of advertising on the website. The Company will pay to CBS a commission of 8% of gross advertising revenues generated by advertising sold by CBS on the Hollywood.com website in excess of the portion of the $1.5 million guaranteed amount selected by the Company each year.

Advertising and Promotion. The Company has the right to allocate all or any portion of the $30 million in value to additional advertising and promotion of the Hollywood.com website to be furnished by CBS under the Promotion Agreement.

CBS has the right to terminate its obligations under the Content Agreement upon the occurrence of specified defaults by the Company that are not cured within the time periods specified in the Content Agreement.

INVESTOR'S RIGHTS AGREEMENT

The Investor's Rights Agreement to be entered into by the Company and CBS at the closing sets forth various rights and obligations of the Company and CBS related to CBS's ownership of the Company's common stock, including CBS's registration rights with respect to the common stock, the Company's right of first refusal with respect to transfers by CBS of the common stock, standstill provisions to which CBS is bound, and preemptive rights of CBS with respect to certain issuances of common stock and other securities by the Company.

Registration Rights. CBS has the right to initiate up to four registrations under the Securities Act of 1933 of the common stock that it is acquiring from the Company. The Investor's Rights Agreement contains various restrictions on the timing of such registrations. In addition, CBS has "piggyback" registration rights allowing it to include the shares of common stock that it acquires from the Company in registrations of the Company's common stock initiated by the Company or other shareholders. The Company will pay all expenses associated with any such registrations other than underwriters' fees or commissions relating to the sale of the common stock.

Transfer Restrictions; Right of First Refusal. CBS is not permitted to transfer any shares of the Company's common stock for a period of one year after the closing, except to certain affiliates of CBS. If CBS proposes to transfer any shares of common stock during the six year period following the first year, other than to certain affiliates or in a bona fide public distribution pursuant to an effective registration statement, the Company has the right to purchase the shares on the same terms on which CBS proposes to transfer them to a third party. The Company's right

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of first refusal will terminate (a) at such time as Mitchell Rubenstein, the
Company's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman of the Board and President, have sold more than 60% of the common stock owned by them as of the closing or (b) at any time after the second anniversary of the closing if CBS owns less than 15% of the Company's outstanding common stock (other than as a result of transfers by CBS of at least half of the common stock acquired by it from the Company).

Standstill Provisions. For a period of seven years after the closing, CBS agrees that, except as contemplated by the Investor's Rights Agreement or the Stock Purchase Agreement, it will not, directly or indirectly, do any of the following:

          (1) acquire or propose to acquire any securities of the Company if, after giving effect thereto, CBS and its affiliates beneficially own in excess of 34.8% of the Company's outstanding common stock;

          (2) solicit proxies or become a participant in a solicitation of proxies or consents with respect to any securities of the Company or initiate or encourage the submission of any stockholder proposal or election content with respect to the Company;

          (3) take any action for the purpose of convening a meeting of the shareholders of the Company or initiate any process to solicit or obtain consents of shareholders in lieu of a meeting;

          (4) except as may be required by applicable law, make any public announcement or disclosure in respect in respect of any plan, contract or arrangement relating to the acquisition of capital stock of the Company or a merger, sale of assets or other extraordinary corporate transaction relating to the Company;

          (5) deposit capital stock of the Company into a voting trust or subject capital stock of the Company to voting agreements, or grant a proxy or power-of-attorney with respect to any capital stock of the Company to any person not designated by the Company who is not an officer, director or employee of CBS or its affiliates;

          (6) form or in any participate in a group for the purpose of acquiring, holding, voting or disposing of securities of the Company; or

          (7) disclose publicly any intention or arrangement inconsistent with the foregoing or enter into any discussions or understandings with any third party with a view to encouraging any action prohibited with the foregoing.

If the Company's board of directors approves or recommends to its shareholders for approval any transaction in which a party (other than Company's existing large shareholders) would acquire at least 50% of the Company's outstanding common stock, then the restrictions described above would not apply during the pendency of the transaction and would cease upon the consummation of the transaction.


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VOTING AGREEMENT

The Voting Agreement to be entered into by the Company, CBS and certain shareholders of the Company at the closing contains agreements by such parties with respect to nominating individuals to serve on the Company's Board of Directors and the voting of the common stock owned by such parties in favor of such nominees. CBS has the right to nominate for election to the Company's Board of Directors a number of individuals equal to the product of CBS's percentage ownership of the Company's common stock and the total number of members of the Board of Directors (rounded down to the nearest whole number). In addition, as long as the Promotion Agreement and the Content Agreement remain in effect, CBS shall have the right to designate at least one nominee to the Board. In all elections for members of the Board, each of the shareholders that is a party to the Voting Agreement agrees to vote all shares beneficially owned by them in favor of the CBS designees. Each of The Times Mirror Company, Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Rosalind Greenberg have agreed to enter into the Voting Agreement.

In all elections for members of the Board, CBS agrees to vote all shares of common stock owned by it, or over which it has voting control, in favor of (1) each individual nominated for election to the Board by the Company, and (2) each individual nominated for election to the Board by The Times Mirror Company pursuant to the Shareholder Agreement between the Company and The Times Mirror Company.

CBS's right to nominate directors for election to the Board will terminate upon the acquisition by CBS of an equity interest in excess of 15% in any entity who owns, operates or controls a website that is a competitor (as defined) of the Hollywood.com website.

The purchase price for the common stock being acquired by CBS was determined by arms-length negotiations between the Company and CBS.

Prior to entering into the Stock Purchase Agreement, there were no material relationships between the Company or any of its affiliates, directors or officers, or any associates of such directors and officers on one hand, and CBS, on the other hand.

The descriptions of the Stock Purchase Agreement, the Warrant, the Promotion Agreement, the Content Agreement, the Investor's Rights Agreement and the Voting Agreement contained herein are qualified in their entirety by reference to the applicable agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4,
10.5 and 10.6, respectively.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

(a)        Financial Statements of Businesses Acquired.


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           Not applicable.

(b)        Pro Forma Financial Information.

           Not applicable.

(c)        Exhibits.

           1. Stock Purchase Agreement, dated as of August 26, 1999, between the Company and CBS

           2. Form of Advertising and Promotion Agreement between hollywood.com, Inc. and CBS

           3. Form of Content License Agreement between hollywood.com, Inc. and CBS

           4.         Form of Warrant to be issued by the Company to CBS

           5. Form of Investor's Rights Agreement between the Company and CBS

           6. Form of Voting Agreement between the Company, CBS and each of the other shareholders signatory thereto

           7.         Form of Waiver Letter

           8.         Press Release dated September 1, 1999






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                                  EXHIBIT INDEX
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       Exhibit Number                 Description
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           10.1       Stock Purchase Agreement, dated as of August 26, 1999,
                      between the Company and CBS

           10.2 Form of Advertising and Promotion Agreement between hollywood.com, Inc. and CBS

           10.3 Form of Content License Agreement between hollywood.com, Inc. and CBS

           10.4       Form of Warrant to be issued by the Company to CBS

           10.5 Form of Investor's Rights Agreement between the Company and CBS

           10.6 Form of Voting Agreement between the Company, CBS and each of the other shareholders signatory thereto

           10.7       Form of Waiver Letter

           99.1       Press Release dated September 1, 1999




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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BIG ENTERTAINMENT, INC.


                              By:  /s/ W. Robert Shearer
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                                   W. Robert Shearer
                                   Senior Vice President
                                   And General Counsel



Date:  September 28, 1999




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